Exhibit 3.02

APPROVED by the Division of Corporations and Commercial Code of the Utah State Department of Business Regulation on the 8th day of Dec A.D, 1986	ARTICLES OF AMENDMENT ARTICLES OF INCORPORATION OF G & G MANAGEMENT, INC	RECEIVED 1986 DEC -8 AM 8:18 DIVISION OF CORPORATIONS STATE OF UTAH
Corporate Document Examiner M.C Fees paid $ 35.00

Pursuant to the provision of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST:

The name of the corporation is G & G Management, Inc.

SECOND:

 The following amendment to the Articles of Incorporation of G & G Management, Inc., were duly adopted by the shareholders of the corporation at a meeting held December 2, 1986, in the manner prescribed by the Utah Business Corporation Act, to-wit:

ARTICLE I - NAME

The name of the corporation is Utah Innovation Associates, Inc.

ARTICLE IV - CAPITAL STOCK

The aggregate number of shares which this corporation shall have authority to issue is 50,000 shares of common voting stock, $.001 par value.  All stock of the corporation shall be of the same class and have the same rights and preferences.  There shall be no pre-emptive rights nor cumulative voting rights in connection with the common stock.

THIRD:

The number of shares of the corporation outstanding at the time of the adoption of such amendments was 25,000, and the number entitled to vote thereon was 25,000.

FOURTH:

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

CLASS	NUMBER O SHARES

Common	25,000

FIFTH:

The number of shares voted for such amendments was 25,000, with no shares opposing and no shares abstaining

SIXTH:

These amendments do not provide for any exchange, reclassification or cancellation of issued shares.

SEVENTH:

These amendments do effect a change in the stated capital of the corporation.

INWITNESS WHEREOF, the undersigned President and Secretary having been thereunto duly authorized have executed the foregoing Articles of Amendment for the corporation on the 3rd day of December, 1986.

G & G MANAGEMENT, INC.

BY:/s/ Gerald L. Davey

President

Attest:

/s/ C. Gary Fitzgerald

Secretary

State of Utah

)

)ss.

County of Salt Lake

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Subscribed and sworn to before me this 3rd day of December, 1986.

IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the date hereinabove mentioned.

SEAL

/s/

NOTARY PUBLIC

My Commission Expires: 2-24-90

Residing at Salt Lake County

UTAH INNOVATION CENTER, INC.

419 Wakara Way, Suite 206

Salt Lake City, Utah 84108

December 2, 1986

Division of Corporations

State of Utah

160 East 300 South

Salt Lake City, UT 84111

RE:

Consent to Use Name of Utah Innovation Associates, Inc.

Gentlemen:

Please take notice that the Utah Innovation Center, Inc., hereby consents to the use of the name “Utah Innovation Associates, Inc.”, by G & G Management, Inc., and consents to G & G Management, Inc., changing its name to Utah Innovation Associates, Inc.  If you need any additional information or confirmation of this consent, please contact our attorney A.O. Headman, Jr., of the law firm of Smith & Headman, 532-1971.

Sincerely,

Utah Innovation Center, Inc.

a Utah corporation

By: /s/ Gerald L Davey

Its President

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